UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2023

THE MOSAIC COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-1026454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Kennedy Blvd.		33602
Suite 2500
Tampa,	Florida
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (800) 918-8270
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MOS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE
This Current Report on Form 8-K/A (this "Amendment") amends the Current Report on Form 8-K filed by The Mosaic Company ("Mosaic") with the U.S. Securities and Exchange Commission on May 30, 2023 (the "Original Filing") relating to the Annual Meeting of Stockholders of Mosaic held on May 25, 2023. This Amendment is being filed to disclose Mosaic's decision regarding how frequently it will conduct a non-binding advisory vote on executive compensation in the future. Except as set forth herein, no other changes have been made to the Original Filing.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
As previously reported in the Original Filing, a non-binding advisory vote was conducted on the frequency of submission of a non-binding, advisory vote on executive compensation ("Say-on-Frequency") to Mosaic's stockholders. Mosaic's Board of Directors (the “Board”) recommended a non-binding, advisory vote on executive compensation ("Say-on-Pay") on an annual basis, and a majority of the shares were voted for an annual Say-on-Pay proposal. The Board has considered the outcome of this advisory vote and has determined that a Say-on-Pay proposal will be submitted to the stockholders on an annual basis until the next required vote on Say-on-Frequency.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: August 24, 2023	By:	/s/ Philip E. Bauer
	Name:	Philip E. Bauer
	Title:	Senior Vice President, General Counsel and Corporate Secretary